UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2008, Openwave Systems, Inc. (the “Company”) entered into Severance and Release Agreement with John Boden, Senior Vice President, Product Management (the “Boden Severance Agreement”) effective June 25, 2008.

Pursuant to the Boden Severance Agreement and provided that Mr. Boden executes all necessary documentation, the Company agrees to: (i) pay Mr. Boden Two Hundred Six Thousand Two Hundred Fifty dollars ($206,250); (ii) accelerate the vesting of two thousand eighty-three (2,083) shares of previously granted restricted stock; and (iii) continue to provide Mr. Boden, at the Company’s expense, medical, dental and vision insurance benefit coverage in coordination with COBRA for a period of six (6) months.

Except as set forth therein, the Boden Severance Agreement supersedes all prior employment agreements between the Company and Mr. Boden. The foregoing description relating to Mr. Boden is qualified in its entirety by the terms of the Boden Severance Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective as of June 19, 2008, John Boden, Senior Vice President, Product Management, of the Company will depart the Company to pursue other opportunities.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Severance and Release Agreement between Openwave Systems Inc. and John Boden dated June 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ Bruce Coleman
Name:	Bruce Coleman
Title:	Interim Chief Executive Officer

Date: June 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance and Release Agreement between Openwave Systems Inc. and John Boden, dated June 17, 2008.